                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Check the appropriate box:

[ ]   Preliminary information statement      [ ]   Confidential, for use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[X]   Definitive information statement

                               EMERGENT GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                                 --------------

                        Copies of all communications to:
                                 IRA I. ROXLAND
                          Sonnenschein Nath & Rosenthal
                     1221 Avenue of the Americas, 24th Floor
                             New York, NY 10020-1089
                                 (212) 768-6700

                               EMERGENT GROUP INC.
                                 375 PARK AVENUE
                            NEW YORK, NEW YORK 10152

                                 ---------------

                              INFORMATION STATEMENT

                                 ---------------

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                                 ---------------

         This Information Statement is being furnished to our shareholders in connection with the approval of amendments to our Articles of Incorporation by the holders of a majority of interest of our common stock.

NAME CHANGE

         On November 6, 2000 our board of directors unanimously approved an amendment to our Articles of Incorporation to change our name from Dynamic International Ltd. to Emergent Group Inc. The purpose of the name change was to more closely identify ourselves with our operating subsidiary, Emergent Ventures Ltd., and other of our affiliates, all of whom carry some variant of "Emergent" in their respective names.

         On the same date, the holders of approximately 58% of our then issued and outstanding common stock gave their written consent to the adoption and approval of the proposed amendment.

INCREASE IN AUTHORIZED CAPITALIZATION

         On March 19, 2001, our board of directors unanimously approved an amendment to our Articles of Incorporation to increase our authorized common stock, $.001 par value, from 50.0 million shares to 100.0 million shares. On the same date, the holders of approximately 58% of our then issued and outstanding common stock gave their written consent to the adoption and approval of the proposed amendment. We currently have 44,173,280 shares of common stock outstanding.

         The board of directors and the holders of a majority of our outstanding shares of common stock believe that the availability of authorized but unissued shares will provide us with the flexibility to issue common stock for a variety of corporate purposes, such as to effect future stock splits in the form of dividends, to make acquisitions through the use of stock, to raise equity capital, to adopt employee benefit plans or to reserve additional shares for issuance under such plans and under plans of acquired companies. The board of directors believes that the proposed increase in authorized common stock would facilitate our ability to accomplish these business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Articles of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which the our securities may then be listed. Other than as permitted or required under our future employee benefit plans, and in connection with our proposed acquisition by merger of Medical Resources Management, Inc., which we announced on January

26, 2001, the board of directors has no immediate plans, understandings, agreement or commitments to issue additional common stock for any purposes.

         Under our Articles of Incorporation, our shareholders stockholders do not have preemptive rights with respect to issuance of common stock. Thus, should the board of directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such shares. If the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, book value per share voting power and shareholdings of current stockholders.

REQUIRED CORPORATE ACTION

         Pursuant to Section 78.320 of the Nevada General Corporation Law, a majority of the outstanding shares of common stock is required to amend our Articles of Incorporation. The holders of a majority of the outstanding shares of our common stock desired to proceed in each instance without a meeting of a shareholders to (i) eliminate the costs and management time required to hold a special meeting of shareholders and (ii) effect the proposed amendments as soon as possible and thereafter accomplish the purposes of the proposed amendments in a timely manner.

         All corporate action necessary under applicable Nevada law to approve the amendments to our Articles of Incorporation have been taken.

         Amendments implementing these proposals were filed with the Nevada Secretary of State on November 6, 2000 and March 19, 2001, respectively.

NO NOTICE REQUIREMENT UNDER NEVADA LAW

         The Nevada General Corporation Law does not require that any notice of the taking of corporate action without a meeting of shareholders to those shareholders who have not consented in writing to such action.

NO DISSENTERS' RIGHTS

         The Nevada General Corporation Law does not provide for statutory rights of appraisal in connection with either a name change or an increase in authorized capitalization.

NO INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS

         No director, executive officer or associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to our Articles of Incorporation.

SECURITIES EXCHANGE ACT OF 1934

         Section 14(a) of the Securities Exchange Act of 1934 required that Information Statements containing substantially identical information as set forth herein should have been mailed to you no less than 20 days prior to the filing of each of the respective amendments to our Articles of Incorporation.
We inadvertently failed to furnish you with such Information Statements as required by the Securities Exchange Act of 1934. Such failure, however, does not affect the validity under the Nevada General Corporation Law of either our name change or the increase of our authorized capitalization. This Information Statement is now being furnished to you for information purposes only.

SECURITY OWNERSHIP OF MANAGEMENT,
DIRECTORS AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of March 28, 2001 regarding the beneficial ownership of our common stock by:

            o     Each of our executive officers and directors;
            o Each shareholder known by us to beneficially own 5% or more of our common stock; and
            o     All directors and executive officers as a group.

         Except as otherwise indicated, the address of each beneficial holder of 5% or more of such common stock is the same as us.

BENEFICIAL OWNER                                 NUMBER OF SHARES          PERCENT
----------------                                 ----------------          -------
Daniel Yun                                          22,718,383 (1)          51.4%
Mark Waldron                                        22,718,383 (1)          51.4%
Amy Lai                                                   --                --
Calvin Yee                                                --                --
Howard Waltman(2)                                      453,255 (3)           1.0%
Matthew Fong                                                 0              --
Marton Grossman(4)                                   2,842,977 (5)           6.4%
Emergent Management Company LLC                     22,718,383 (1)          51.4%
The THW Group LLP(2)                                   453,255 (3)           1.0%
Adventure Capital LLC(6)                             5,737,247              13.0%
All officers and directors
   as a group(6 persons)                            23,171,638 (1)(5)       52.5%

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(1)   Includes shares owned by Emergent Management Company LLC, over which shares Messrs. Yun and Waldron share voting and investment control.
(2)   140 Deerfield, Tenafly, New Jersey 07670.
(3)   Represents shares owned by The THW Group LLP, over which shares
      Mr. Waltman exercises voting and investment control.
(4)   58 Second Avenue, Brooklyn, New York 11215.
(5) Includes 326,363 shares held in a not-for-profit charitable foundation of which Mr. Grossman is a director and 2,516,614 shares held in trusts for the benefit of family members of which Mr. Grossman is a trustee.
(6)   525 North Broadway, Suite 210, White Plains, New York 10603.


FINANCIAL STATEMENTS

         Copies of our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the SEC, accompany this Information Statement.